UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 30, 2016
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CARTER VALIDUS MISSION CRITICAL REIT II, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-55435	46-1854011
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4890 West Kennedy Blvd.
Suite 650
Tampa, Florida 33609
(Address of principal executive offices)
(813) 287-0101
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.
On September 30, 2016, Carter Validus Operating Partnership II, LP (“CVOP II”), the operating partnership of Carter Validus Mission Critical REIT II, Inc. (the “Company”), and certain of the Company’s subsidiaries amended certain agreements related to the Company’s Second Amended and Restated Credit Agreement (the “KeyBank Credit Facility”) to increase the maximum commitments available under the KeyBank Credit Facility from $265,000,000 to an aggregate of up to $315,000,000, consisting of a $265,000,000 revolving line of credit, with a maturity date of December 22, 2018, subject to CVOP II’s right for two, 12-month extension periods, and a $50,000,000 term loan, with a maturity date of December 22, 2019, subject to CVOP II’s right for one, 12-month extension period (the “KeyBank Credit Facility Amendment”). Subject to certain conditions, the KeyBank Credit Facility can be increased to $550,000,000.
In connection with the KeyBank Credit Facility Amendment, the annual interest rate payable under the KeyBank Credit Facility was increased to, at CVOP II’s option, either (a) the London Interbank Offered Rate, plus an applicable margin ranging from 2.00% to 2.65% (the margin rate was previously set at a range from 1.75% to 2.65%), which is determined based on the overall leverage of CVOP II; or (b) a base rate, which means, for any day, a fluctuating rate per annum equal to the prime rate for such day, plus an applicable margin ranging from 1.00% to 1.65% (the margin rate was previously set at a range from 0.75% to 1.65%), which is determined based on the overall leverage of CVOP II.
In addition to interest, CVOP II is required to pay a fee on the unused portion of the lenders’ commitments under the KeyBank Credit Facility agreement (the “Unused Fee”) at a per annum rate equal to 0.30% if the average daily amount outstanding under the KeyBank Credit Facility is less than 50% of the lenders’ commitments or 0.20% if the average daily amount outstanding under the KeyBank Credit Facility is greater than 50% of the lenders’ commitments. The Unused Fee is payable quarterly in arrears.
The actual amount of credit available under the KeyBank Credit Facility is a function of certain loan-to-cost, loan-to-value and debt service coverage ratios contained in the KeyBank Credit Facility agreement. Except as set forth in this Current Report on Form 8-K, the material terms of the KeyBank Credit Facility remain unchanged from those reported in the Company’s Current Report on Form 8-K filed with the SEC on December 28, 2015, which is incorporated herein by reference.
As of October 4, 2016, the Company had a total pool availability under the KeyBank Credit Facility of $252,479,000 and an aggregate outstanding principal balance of $135,000,000. As of October 4, 2016, $117,479,000 remained to be drawn on the KeyBank Credit Facility.
The material terms of the agreements discussed above are not complete and are qualified in their entirety by the First Amendment to Second Amended and Restated Credit Agreement and Amendment to Other Loan Documents, Amended and Restated Revolving Credit Notes and Term Loan Notes attached hereto as Exhibits 10.1 through 10.5 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1
First Amendment to Second Amended and Restated Credit Agreement and Amendment to Other Loan Documents, by and among Carter Validus Operating Partnership II, LP, as Borrower, Carter Validus Mission Critical REIT II, Inc., KeyBank National Association, the guarantors and other lenders party thereto, and KeyBank National Association, as Agent, dated September 30, 2016.

10.2	Amended and Restated Revolving Credit Note from Carter Validus Operating Partnership II, LP, the Maker, to KeyBank National Association, the Payee, dated September 30, 2016.
10.3	Amended and Restated Revolving Credit Note from Carter Validus Operating Partnership II, LP, the Maker, to SunTrust Bank, the Payee, dated September 30, 2016.
10.4	Term Loan Note from Carter Validus Operating Partnership II, LP the Maker, to KeyBank National Association, the Payee, dated September 30, 2016.
10.5	Term Loan Note from Carter Validus Operating Partnership II, LP the Maker, to SunTrust Bank, the Payee, dated September 30, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER VALIDUS MISSION CRITICAL REIT II, INC.

Dated: October 4, 2016	By:	/s/ Todd M. Sakow
	Name:	Todd M. Sakow
	Title:	Chief Financial Officer